                                                                     EXHIBIT 4.1

                                FIRST AMENDMENT
                              TO RIGHTS AGREEMENT
                              --------------------

     First Amendment dated as of April 12, 1999 (this "Amendment") to the Rights Agreement dated as of November 4, 1998 (the "Rights Agreement") between True North Communications Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"). Capitalized terms used in this Amendment shall have the meanings ascribed to them in the Rights Agreement.

                             W I T N E S S E T H:

     WHEREAS, the Company and the Rights Agent entered into the Rights Agreement which, among other things, governs the terms and conditions under which Rights are exercisable by the holders of Common Stock; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company desires to amend the Rights Agreement to address certain developments in law.

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. The last paragraph of Section 1 of the Rights Agreement is hereby amended by deleting the semicolon (;) immediately before the parenthetical "(xxi)" and inserting in lieu thereof the word "and"; and by deleting the last clause of such paragraph, which reads "and (xxii) "180 Day Period" shall have the meaning set forth in Section 23(c) hereof."

     2. The first sentence of Section 3(a) of the Rights Agreement is hereby amended by deleting the sentence in its entirety and inserting in lieu thereof the following:

     Until the earliest of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record
     Date), or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more, or, in the case of Publicis Communication or any Affiliate or Associate of Publicis Communication, 22% or more, of the shares of Common Stock then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earliest of the dates referred to in clauses (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

     3. The first sentence of the legend set forth in Section 3(c) of the Rights Agreement is hereby amended by deleting such sentence in its entirety and inserting in lieu thereof the following:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between True North Communications Inc. (the "Company") and First Chicago Trust Company of New York (the "Rights Agent") dated as of November 4, 1998, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.

     4. Section 13(a) of the Rights Agreement is hereby amended by (i) deleting from the first sentence of such section the phrase "or during the pendency of a 180 Day Period"; and (ii) deleting from the parenthetical following clause (z) of such section the phrase "or during the pendency of a 180 Day Period".

     5. Section 13(d) of the Rights Agreement is hereby amended by deleting such section in its entirety.

     6. Section 23(c) of the Rights Agreement is hereby amended by deleting such section in its entirety.

     7. The last sentence of Section 27 of the Rights Agreement is hereby amended by deleting such sentence in its entirety.

     8. The Form of Rights Certificate attached to the Rights
Agreement as Exhibit B is hereby amended by deleting such exhibit in its entirety and inserting in lieu thereof Exhibit B attached hereto.

     9. The Summary of Rights to Purchase Preferred Stock attached to the Rights Agreement as Exhibit C is hereby amended by deleting such exhibit in its entirety and inserting in lieu thereof Exhibit C attached hereto.

     10. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

     11. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

     12. Except as specifically provided in this Amendment to the Rights Agreement, this Amendment shall not by implication or otherwise alter, modify, amend or in any such way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed, all as of the date and year first above written.


                                  TRUE NORTH COMMUNICATIONS INC.


                                  By:      /s/ Dale F. Perona
                                           -------------------------
                                           Name:  Dale F. Perona
                                           Title: Senior Vice President


                                  FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                  By:      /s/ Laurence A. Woods
                                           ---------------------
                                           Name: Laurence A. Woods
                                           Title:Vice President

                                                                       Exhibit B

                         [Form of Rights Certificate]


Certificate No. R-                                             __________ Rights


NOT EXERCISABLE AFTER NOVEMBER 30, 2008 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*



________________
* The portion of the legend in brackets shall be inserted only if applicable andshall replace the preceding sentence.

                              Rights Certificate

                        TRUE NORTH COMMUNICATIONS INC.


     This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 4, 1998, as amended (the "Rights Agreement"), between True North Communications Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Chicago, Illinois time) on November 30, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one two-thousandth of a fully paid, nonassessable share of Series B Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock") of the Company, at a purchase price of $100 per one two-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 30, 1998, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of such Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.


     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Secretary of the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one two-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, in each case at the option of the Company, be (i) redeemed by the Company at its option at a redemption price of $.01 per Right or (ii) exchanged in whole or in part for shares of Common Stock or other securities of the Company. Immediately upon the action of the Board of Directors of the Company authorizing redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one two-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile signature by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of _______ __, ____


ATTEST:                                     TRUE NORTH COMMUNICATIONS INC.



________________________________            By:  ___________________________
Name:                                            Name:
Title:  Secretary                                Title:


Countersigned:


FIRST CHICAGO TRUST COMPANY
  OF NEW YORK


By:  ____________________________
         Authorized Signature

                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT

                  (To be executed by the registered holder if such holder desires to transfer the Rights
                                 Certificate.)

Please print social security or other identifying number of transferor: ______ and transferee: ____________.


FOR VALUE RECEIVED ________________________________ hereby sells, assigns and transfers unto
_____________________________________________________________________________
                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:  ______________, ____                      _____________________________
                                                        Signature

Signature Guaranteed:  ____________________________

                                  Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________________, ____                      _____________________
                                                        Signature

Signature Guaranteed:  ___________________________

                                    NOTICE
                                    ------

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------
                     (To be executed if holder desires to
                      exercise Rights represented by the
                             Rights Certificate.)


TO:  TRUE NORTH COMMUNICATIONS INC.

     The undersigned hereby irrevocably elects to exercise ______
Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security
or other identifying number:  _____________________

----------------------------------------------------------------

----------------------------------------------------------------
                        (Please print name and address)

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:  _______________________

-----------------------------------------------------------------

-----------------------------------------------------------------
                        (Please print name and address)


Dated:  _____________, ____

                                  ---------------------------------
                                  Signature

Signature Guaranteed:  ___________________________


                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [_] are [_] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _________, __                        ___________________________
                                            Signature

Signature Guaranteed:  ___________________________


                                    NOTICE
                                    ------

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C
                                                                       ---------
                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
                 ---------------------------------------------

     On November 4, 1998, the Board of Directors of True North Communications Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's common stock, $.33-1/3 par value per share ("Common Stock"), to stockholders of record at the close of business on November 30, 1998. Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-thousandth of a share (a "Unit") of Series B Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company at a price of $100 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 4, 1998, as amended (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the Common Stock and the Distribution Date will occur upon the earliest of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more (or, in the case of Publicis Communication, 22% or more) of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group beneficially owning 15% or more (or, in the case of Publicis Communication, 22% or more) of the outstanding shares of Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued on or after November 30, 1998 will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 30, 2008, unless earlier redeemed by the Company as described below.

     As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise provided in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that, at any time following the Distribution Date, a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the Right. If an insufficient number of shares of Common Stock is authorized for issuance, then the Board would be required to substitute cash, property or other securities of the Company for the Common Stock. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth in this paragraph until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consideration, as noted above) for $100. Assuming that the Common Stock had a per share value of $25 at such time, the holder of each valid Right would be entitled to purchase eight shares of Common Stock for $100.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is acquired in a merger or other business combination transaction in which the Company is the surviving corporation and all or part of the Common Stock is converted into securities of another entity, cash or other property, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The purchase price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one two-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) at any time until ten days following the Stock Acquisition Date. Immediately upon the action of the Board of Directors authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not result in the recognition of taxable income by stockholders or the Company, stockholders may, depending upon the circumstances, recognize taxable income after a Triggering Event.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     A copy of the Rights Agreement is available free of charge from the Rights Agent. This description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                        TRUE NORTH COMMUNICATIONS INC.
                             101 East Erie Street
                              Chicago, IL 60611
                                 312/425-6500



                                April 16, 1999




VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


               Re:      True North Communications Inc.
                        Preferred Stock Purchase Rights
                        Registration Statement on Form 8-A/A
                        -------------------------------------

Ladies and Gentlemen:

     On behalf of True North Communications Inc., a Delaware corporation (the "Company"), transmitted for filing under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is an amendment to the Company"s Registration Statement on Form 8-A relating to Preferred Stock Purchase Rights.

     Should the Staff have any questions regarding the foregoing or the enclosed, please call the undersigned at (312) 425-6546.

                                 Very truly yours,

                                 TRUE NORTH COMMUNICATIONS INC.



                                 By:/s/ Kevin J. Smith
                                    ---------------------------
                                    Kevin J. Smith
                                    Senior V.P., Chief Accounting Officer